Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 15, 2017 (the “Effective Date”) by and between Midland States Bancorp, Inc. (the “Company”), Midland States Bank, an Illinois banking corporation (the “Bank”) (the Bank and the Company hereinafter collectively referred to as the “Employer”), and Douglas J. Tucker (“Executive”).

RECITALS

A.            The Executive is currently employed as the Senior Vice President and Corporate Counsel of the Company and the Bank and has entered into an Employment Agreement with the Company and the Bank, dated as of December 1, 2010 (the “Employment Agreement”).

B.            The Chief Executive Officer of the Company has recommended, and the Company’s Compensation Committee has approved, changes to the target Incentive Bonus and long-term incentive bonus percentages for the Executive.

C.            Since the date of the Employment Agreement the SEC has requested that all issuer’s subject to the reporting requirements of Securities Exchange Act of 1934 include a provision in the issuer’s employment agreements with respect certain rights of the employee to contact the SEC and other government agencies with respect to possible violations of the federal securities laws.

AGREEMENTS

1.              The reference in Section 4(b) of the Employment Agreement to a target Incentive Bonus is hereby amended to “not less than fifty percent (50%)”; and a new sentence shall be added as follows: “The long-term incentive bonus percentage for the Executive shall be fifty percent (50%).”

2.              A new Section 8(g) is hereby added to the Employment Agreement as follows:

(g)          Nothing contained herein shall impede Executive’s ability to communicate with the staff of the Securities and Exchange Commission or other governmental agencies regarding possible federal securities law violations (i) without the Company’s prior approval, and (ii) without having to forfeit or forgo any resulting whistleblower awards.”

In all other respects the Employment Agreement shall remain fully in force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MIDLAND STATES BANCORP, INC. and MIDLAND STATES BANK		DOUGLAS J. TUCKER

By:	/s/ Leon J. Holschbach	/s/ Douglas J. Tucker
Name:	Leon J. Holschbach	[Signature]
Its:	Chief Executive Officer